Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Andrew Zaref
(212) 373-5311
WESTWOOD ONE, INC. REPORTS RESULTS FOR THE
FULL-YEAR AND FOURTH QUARTER 2006
2006 Results Include a Non-Cash Impairment Charge to Reduce Goodwill
New York, NY March 7, 2007 — Westwood One, Inc. (NYSE: WON) announced today that revenues for the full year 2006 were $494.0 million compared with $557.8 million in 2005, a decrease of 11.4%. The decrease in revenues is primarily attributable to adverse market conditions, a reduced demand for the Company’s products and services and increased competition. For the full year 2006, the Company experienced a 7.8% decline in revenues from national commercial advertisements and a 14.6% decline in revenues from local/regional commercial advertisements. For the fourth quarter 2006, revenues declined 11.7% to $129.8 million, compared with $147 million in the fourth quarter of 2005. For the fourth quarter 2006, revenues derived from national commercial advertisements and local/regional sources declined 14% and 9.4% respectively when compared to the fourth quarter 2005.
Full year operating expenses for 2006 were $930 million, which included an unusual and infrequent non-cash goodwill impairment of $515.9 million. Excluding this item, operating expenses for 2006 increased by $0.2 million to $414.1 million compared to $413.9 million for 2005. During 2006 the Company experienced lower distribution and lower payroll and related benefit costs. Offsetting such reductions are increased programming, production, and talent related expenses associated with both new and existing program offerings, including costs associated with the exclusive broadcast of the 2006 Winter Olympic games from Torino, Italy. For the fourth quarter 2006, excluding the goodwill impairment, operating expenses declined $4.9 million or 4.6%, when compared to the fourth quarter 2005, primarily the result of lower distribution, and payroll and related benefit costs. Additionally, the Company has reduced select programming related expenses and has curtailed certain discretionary costs.
Income tax expense for the year 2006 was $8.8 million, compared with $49.2 million for full year 2005. For the fourth quarter of 2006, income tax benefit was $3.7 million, compared to income tax expense of $14.8 million in the same period last year. The Company’s effective income tax rate in 2006 declined to (1.9)%, compared with 38.7% in 2005. Excluding the impact of the unusual and infrequent non-cash goodwill impairment, the Company’s income tax expense for full year 2006 would have been $21.6 million, and the effective tax rate would have been 39.1%. For the fourth quarter of 2006, excluding the impact of the unusual and infrequent non-cash goodwill impairment, the Company’s tax expense would have been $9 million and the effective tax rate would have been 38.3%.
Excluding the unusual and infrequent non-cash goodwill impairment, and the associated impact to the provision for income taxes, net income for the full year 2006 would have been $33.7 million ($0.39 per basic and diluted Common share) compared with net income of $77.9 million ($0.86 per basic and $0.85 per diluted Common share) in 2005. Similarly, net income for the fourth quarter of 2006 would have been $14.6 million ($0.17 per basic and diluted Common share) compared with net income of $22.5 million ($0.26 per basic and $0.25 per diluted Common share) for the fourth quarter of 2005.

On an as reported basis, consistent with Generally Accepted Accounting Principals, net loss for the full year 2006 was $469.5 million ($5.46 per basic and diluted Common share) compared with net income of $77.9 million ($0.86 per basic and $0.85 per diluted Common share) in 2005. Net loss for the fourth quarter 2006 was $488.6 million ($5.68 per basic and diluted Common share) compared with net income of $22.5 million ($0.26 per basic and $0.25 per diluted Common share) to the fourth quarter 2005.
Capital expenditures for 2006 were approximately $5.9 million, compared with approximately $4.5 million in 2005. The increase in capital expenditures is primarily attributable to the Company’s initiatives to enhance its digital and data products. For the fourth quarter of 2006, capital expenditures were $0.6 million, compared with $1.6 million in the comparable 2005 period.
Non-GAAP(1) free cash flow for the full year of 2006 was $61.3 million compared with $94.2 million in 2005. On a non-GAAP per diluted Common share basis, free cash flow per Common share for the full year 2006 decreased to $0.71 from $1.03 for the year 2005. Non-GAAP(1) free cash flow for the fourth quarter 2006 was $32 million ($0.37 per share) compared to $26.1 million ($0.29 per share) for the fourth quarter 2005.
On March 6, 2007, the Company’s Board of Directors declared a cash dividend of $0.02 per share for every issued and outstanding share of Common stock and $0.016 per share for every issued and outstanding share of Class B stock, payable on March 30, 2007 to stockholders of record on the books of the Company at the close of business on March 20, 2007. Further declarations of dividends, including the establishment of record and payment dates related to dividends, will be at the discretion of the Company’s Board of Directors.
First Quarter 2007 Outlook
For the first quarter of 2007, the Company expects low double digit decreases in revenues and low single digit decreases in operating expenses, resulting in double digit declines in operating income before depreciation and amortization.
About Westwood One
Westwood One provides over 150 news, sports, music, talk, entertainment programs, features and live events. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides analog and digital local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One, Inc. is managed by CBS Radio Inc. (previously Infinity Broadcasting Corporation), a wholly-owned subsidiary of CBS Corporation.

(1) All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

2

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; significant modifications to the Company’s agreements with CBS Corporation; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K for the year ending December 31, 2006. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

3

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
The following tables set forth the Company’s operating income before depreciation and amortization for the three month period and year ended December 31, 2006 and 2005. The Company defines “operating income before depreciation, amortization and goodwill impairment” as net income adjusted to exclude the following line items presented in its Statement of Operations: income taxes; interest expense and depreciation and amortization and the unusual and infrequent non-cash goodwill impairment. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled operating income before depreciation, amortization and goodwill impairment is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or operating cash flow in prior disclosures.
The Company uses operating income before depreciation, amortization and goodwill impairment among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust this measure for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs. Operating cash flow used to determine compliance with debt covenants is defined within those agreements.
Since operating income before depreciation, amortization and goodwill impairment is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating income before depreciation, amortization and goodwill impairment as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As operating income before depreciation, amortization and goodwill impairment excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of operating income before depreciation, amortization and goodwill impairment to net income, the most directly comparable amount reported under GAAP.

(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
		(restated)		(restated)
Operating income before depreciation and amortization and goodwill impairment	$34.8	$47.0	$100.7	$164.8
Depreciation and amortization	5.3	5.2	20.8	20.8
Goodwill impairment	515.9	—	515.9	—

Operating income (Loss)	(486.4)	41.8	(436.0)	144.0
Interest expense and other	5.9	4.5	24.7	16.9

Income before income taxes	(492.3)	37.3	(460.7)	127.1
Income taxes	(3.7)	14.8	8.8	49.2

Net (Loss) income	$(488.6)	$22.5	$(469.5)	$77.9

Free cash flow is defined by the Company as net loss plus depreciation and amortization, and goodwill impairment less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average Common shares outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average Common shares outstanding. The Company has elected to not adjust this measure for the impact of the adoption of FAS 123R and the Company has provided what it believes to be relevant supplemental information in this communication.
As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:
(In millions except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net Cash Provided by Operating Activities	$42.1	$8.9	$104.3	$118.3
Plus (Minus):
Changes in Assets and Liabilities
Accounts Receivable	8.0	12.8	(19.7)	(6.8)
Prepaid & Other Assets	(2.8)	1.0	(4.0)	6.7
Deferred Revenue	0.3	1.1	0.9	5.2
Income Taxes Payable	(4.6)	(5.4)	15.7	(17.2)
Accounts Payable and Accrued and Other Liabilities	(15.4)	8.9	(32.8)	(3.0)
Amounts Payable to Related Parties	(8.2)	(1.9)	(5.1)	(0.9)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Deferred Taxes	15.9	4.0	20.5	7.4
Amortization of Deferred Financing Costs	—	—	(0.3)	(0.3)
Non-cash Stock Compensation	(2.7)	(2.7)	(12.3)	(11.7)
Gain on Sale of Property	—	1.0	—	1.0
Capital Expenditures	(0.6)	(1.6)	(5.9)	(4.5)

Free Cash Flow	$32.0	$26.1	$61.3	$94.2

Fully Diluted Weighted Average Shares Outstanding	85,967	88,551	86,013	91,519

Free Cash Flow per Fully Diluted Weighted Average Common Shares Outstanding	$0.37	$0.29	$0.71	$1.03

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING THE IMPLEMENTATION OF FAS 123R
(in thousands, unaudited)
Effective January 1, 2006, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”). As provided in FAS 123R, the Company restated the 2005 financial statements so that such are comparable to those of 2006. The accompanying schedules reflect the impact of the adoption and restatement, and thus have been prepared assuming the expensing of stock options for the periods presented, as compared to results of operations excluding the impact of FAS 123R.

	THREE MONTHS ENDED				YEAR ENDED
	December 31, 2005		December 31, 2006		December 31, 2005		December 31, 2006
	Pre 123R	Post 123R	Pre 123R	Post 123R	Pre 123R	Post 123R	Pre 123R	Post 123R
Westwood One, Inc.
Net Revenues	$146,983	$146,983	$129,798	$129,798	$557,830	$557,830	$493,995	$493,995
Operating Costs	95,382	96,810	92,104	93,190	372,277	378,998	372,862	378,519
Depreciation and Amortization	5,229	5,229	5,332	5,332	20,826	20,826	20,756	20,756
Goodwill Impairment	—	—	515,916	515,916	—	—	515,916	515,916
Corporate General and Administrative Expenses	2,051	3,110	745	1,753	9,463	14,028	10,273	14,784

	$102,662	$105,149	$614,097	$616,191	$402,566	$413,852	$919,807	$929,975
Operating Income (Loss)	$44,321	$41,834	$(484,299)	$(486,393)	$155,264	$143,978	$(425,812)	$(435,980)
Interest Expense	5,689	5,689	6,473	6,473	18,315	18,315	25,590	25,590
Other (Income) Expense	(1,121)	(1,121)	(537)	(537)	(1,440)	(1,440)	(926)	(926)

Income (Loss) Before Income Taxes	$39,753	$37,266	$(490,235)	$(492,329)	$138,389	$127,103	$(450,476)	$(460,644)
Income Taxes	15,716	14,757	(2,969)	(3,749)	53,706	49,217	12,957	8,809

Net Income (Loss)	$24,037	$22,509	$(487,266)	$(488,580)	$84,683	$77,886	$(463,433)	$(469,453)
Diluted Earnings (Loss) per share:	$0.27	$0.25	$(5.67)	$(5.68)	$0.93	$0.85	$(5.39)	$(5.46)
Diluted Weighted Average Shares Outstanding	89,026	88,551	85,967	85,967	91,488	91,519	86,013	86,013
EBITDA, as defined	$49,550	$47,063	$36,949	$34,855	$176,090	$164,804	$110,860	$100,692
Free Cash Flow, as defined	$27,631	$26,103	$33,360	$32,046	$100,985	$94,188	$67,359	$61,339
Free Cash Flow Per Share	$0.31	$0.29	$0.39	$0.37	$1.10	$1.03	$0.78	$0.71

WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	December 31,
	2006	2005
		(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,528	$10,399
Accounts receivable, net of allowance for doubtful accounts of $4,387 (2006) and $2,797 (2005)	115,505	130,783
Warrants, current portion	9,706	9,706
Prepaid and other assets	12,483	21,357

Total Current Assets	149,222	172,245
PROPERTY AND EQUIPMENT, NET	37,353	41,166
GOODWILL	464,114	982,219
INTANGIBLE ASSETS, NET	4,225	5,007
OTHER ASSETS	41,787	39,009

TOTAL ASSETS	$696,701	$1,239,646

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,425	$15,044
Amounts payable to related parties	26,344	21,192
Deferred revenue	8,150	9,086
Income taxes payable	6,149	21,861
Accrued expenses and other liabilities	43,841	32,968

Total Current Liabilities	119,909	100,151
LONG-TERM DEBT	366,860	427,514
OTHER LIABILITIES	7,001	7,952

TOTAL LIABILITIES	493,770	535,617

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 300,000,000 shares; issued and outstanding, 85,996,019 (2006) and 86,673,821 (2005)	860	867
Class B stock, $.01 par value: authorized, 3,000,000 shares; issued and outstanding, 291,796 (2006 and 2005)	3	3
Additional paid-in capital	291,851	300,419
Unrealized gain on available for sale securities	4,570	—
Accumulated (deficit) earnings	(94,353)	402,740

TOTAL SHAREHOLDERS’ EQUITY	202,931	704,029

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$696,701	$1,239,646

See accompanying notes to consolidated financial statements

F-3

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31,
	2006	2005	2004
		(Restated)	(Restated)
NET REVENUES	$493,995	$557,830	$562,246

Operating Costs (includes related party expenses of $75,514, $78,388 and $84,338, respectively)	378,519	378,998	379,097
Warrants, current portion warrant amortization of $9,706, $9,706 and $7,618, respectively)	20,756	20,826	18,429
Goodwill Impairment	515,916	—	—
Corporate General and Administrative Expenses (includes related party expenses of $3,273, $2,853 and $2,959, respectively)	14,784	14,028	13,596

	929,975	413,852	411,122

OPERATING (LOSS) INCOME	(435,980)	143,978	151,124
Interest Expense	25,590	18,315	11,911
Other Income	(926)	(1,440)	(948)

(LOSS) INCOME BEFORE INCOME TAXES	(460,644)	127,103	140,161
INCOME TAXES	8,809	49,217	53,206

NET (LOSS) INCOME	$(469,453)	$77,886	$86,955

EARNINGS (LOSS) PER SHARE:
COMMON STOCK
BASIC	$(5.46)	$0.86	$0.90

DILUTED	$(5.46)	$0.85	$0.88

CLASS B STOCK
BASIC	$0.26	$0.24	$—

DILUTED	$0.26	$0.24	$—

WEIGHTED AVERAGE SHARES OUTSTANDING:
COMMON STOCK
BASIC	86,013	90,714	96,722

DILUTED	86,013	91,519	99,009

CLASS B STOCK
BASIC	292	292	315

DILUTED	292	292	315

See accompanying notes to consolidated financial statements

F-4

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2006	2005	2004
		(Restated)	(Restated)
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income	$(469,453)	$77,886	$86,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,756	20,826	18,429
Goodwill Impairment	515,916	—	—
Warrants, current portion	—	60	—
Deferred taxes	(20,546)	(7,451)	(5,276)
Non-cash stock compensation	12,269	11,686	14,844
Gain on sale of property	—	(1,022)	—
Amortization of deferred financing costs	359	333	709

	59,301	102,318	115,661
Changes in assets and liabilities:
Accounts receivable	17,278	9,095	(8,591)
Prepaid and other assets	6,367	(9,052)	3,438
Deferred revenue	(936)	(5,172)	2,043
Income taxes payable and prepaid income taxes	(15,724)	16,376	6,806
Accounts payable and accrued expenses and other liabilities	32,813	3,807	(3,495)
Amounts payable to related parties	5,152	918	1,594

Net Cash Provided By Operating Activities	104,251	118,290	117,456

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(5,880)	(4,524)	(5,920)
Proceeds from sale of property	—	2,244	—
Purchase of loan receivable	—	(2,000)	—
Collection of loan receivable	2,000	—	—
Acquisition of companies and other	75	(181)	6

Net Cash Used in Investing Activities	(3,805)	(4,461)	(5,914)

CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock under equity based compensation plans	392	3,055	38,595
Borrowings under bank and other long-term obligations	10,000	105,000	195,000
Debt repayments and payments of capital lease obligations	(70,685)	(35,642)	(135,602)
Dividend payments	(27,640)	(27,032)	—
Repurchase of common stock	(11,044)	(160,604)	(216,503)
Deferred financing costs	(352)	—	(1,283)
Excess windfall tax benefits from stock option exercises	12	861	10,518

Net Cash Used in Financing Activities	(99,317)	(114,362)	(109,275)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	1,129	(533)	2,267
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	10,399	10,932	8,665

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$11,528	$10,399	$10,932

See accompanying notes to consolidated financial statements

F-6